UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

R1 RCM Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41428	87-4340782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 W. Ascension Way
Suite 200
Murray
Utah	84123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed on March 11, 2024, the Board of Directors of R1 RCM Inc. (the “Company”) formed a special committee comprised solely of independent directors (the “Special Committee”), to evaluate all strategic alternatives in response to the Schedule 13D/A filed by New Mountain Capital, L.L.C (“New Mountain Capital”) on February 26, 2024. TCP-ASC ACHI Series LLLP (“TCP-ASC”) subsequently filed a Schedule 13D/A on March 11, 2024. Advisors to the Special Committee include Qatalyst Partners and Barclays as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP as legal counsel.

As the Special Committee works through its thorough process to determine a course of action to maximize value for all shareholders, they have directed that any discussions between New Mountain Capital and TCP-ASC concerning a potential transaction with respect to the Company (whether or not structured as a joint transaction) must cease at this time. As such, the Special Committee has not approved at this time any of the standstill waivers requested by New Mountain Capital or the waivers requested by New Mountain Capital or by TCP-ASC under antitakeover statutes.

No assurances can be given regarding the outcome or timing of the Special Committee’s review process. The Company does not intend to make any further public comment regarding the review unless and until it has approved a course of action for which further disclosure is appropriate.

Forward Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Form 8-K are forward-looking statements. Such forward-looking statements include statements regarding the review to be conducted by the Special Committee and the outcome and timing of the review process. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in its forward-looking statements. Subsequent events and developments, including actual results or changes in the Company’s assumptions, may cause the Company’s views to change. The Company does not undertake to update its forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. The Company’s actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, the outcome and timing of the review process, which may be suspended or modified at any time; the possibility that the Special Committee may decide not to undertake a strategic alternative following the review process; the Company’s inability to consummate any proposed strategic alternative resulting from the review due to, among other things, market, regulatory and other factors; the potential for disruption to our business resulting from the review process; potential adverse effects on the Company’s stock price from the announcement, suspension or consummation of the review process and the results thereof; and the factors set forth under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K, and any other periodic reports that the Company may file with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R1 RCM INC.
Date: March 19, 2024

	By:	/s/ Sean Radcliffe
	Name:	Sean Radcliffe
	Title:	Executive Vice President, General Counsel